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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 30, 1996.




                          DALEIGH HOLDINGS CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)




        Utah                        0-9657                       86-0323969
------------------              --------------               ------------------
(State or other                   (Commission                  (IRS Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation)

                       1888 Century Park East - 19th Floor
                          Los Angeles, California 90067
                          -----------------------------
                    (Address of principal executive offices)


                                 (310) 284-6880
                      ------------------------------------
              (Registrant's telephone number, including area code)






                      AMERICAN SURGERY CENTERS CORPORATION
                      ------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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Item 1.           Changes and Control of Registrant.

         On January 22, 1997, the Company sold and issued 2,500,000 shares of common stock (giving effect to the reverse split described in Item 5 below) to Lee E. Rodriguez for $38,000. Said shares of stock were sold and issued in cancellation of indebtedness. The result of said sale gives Lee E. Rodriguez 50.3% of the voting securities of the Company.

Item 2.           Acquisition and Disposition of Assets

         On January 2, 1997, the Company entered into an agreement to sell, assign and transfer unto ASCI Holdings Group, a Delaware corporation, under formation, not to exceed 80% of the issued and outstanding shares of the common stock of ASC International, a Utah corporation, and a wholly-owned subsidiary of the Company. Said subsidiary is the holder of all of the issued and outstanding shares of stock of the other subsidiaries of the Company. Said subsidiaries have nominal assets, if any, and liabilities, if any. The Company's conveyance to ASCI Holdings Group will be in consideration of the assumption by ASCI Holdings Group of any and all obligations owing to Ronald J. Stauber, Inc., a law corporation, special securities counsel to the Company, in connection with the legal services performed by it only as it relates to the Agreement and Plan of Reorganization and Corporation Separation, the corporate separation and the distribution of said stock ownership as contemplated therein. See Item 7, Financial Statements and Exhibits, for a copy of the Agreement and Plan of Reorganization and Corporation Separation. The Company intends to distribute the balance of its stock in ASC International to its shareholders of record as of February 28, 1997, said shares of stock have not been registered under the Securities Act of 1933, as amended, and the further sale and transfer of the said shares are restricted.

Item 5.           Other Events.

                  (a)      Shareholders Meeting.

         On December 30, 1996, a special meeting of the shareholders was duly held. At the said meeting, the shareholders adopted certain Articles of Amendment to its Articles of Incorporation wherein the name of the Company was changed to DaLeigh Holdings Corporation. The effect of said Amendment, also, was to provide that the Company shall have authority to issue fifty million (50,000,000) shares of common stock at $.0152 par value, and ten million (10,000,000) shares of serial preferred stock with no par value. Said amendment effectuated a reverse-split of the stock 10 outstanding shares into 1 outstanding share and changed the par value from $.00152 to $.0152. See Item 7, Financial Statements and Exhibits, for a copy of the Articles of Amendment.

                  (b)      Election of Directors.

         In addition, the following directors were elected to the Board of
Directors:

         Lee E. Rodriguez
         Ahmad Moradi


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Item 7.           Financial Statements and Exhibits.

         Attached hereto and made a part hereof by reference are the following
Exhibits:

         1. Articles of Amendment to Articles of Incorporation as filed on January 21, 1997: and

         2. Agreement and Plan of Reorganization and Corporation Separation as of January 2, 1997.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DALEIGH HOLDINGS CORPORATION
                                                (Registrant)



DATED:  February 4, 1997                Lee E. Rodriguez
                                        ----------------------------------------
                                        Lee E. Rodriguez












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